UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) September 15, 2008
Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-7416	38-1686453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
63 Lancaster Avenue Malvern, PA 19355		19355-2143
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 15, 2008, Siliconix Technology C.V. (“STCV”), a wholly-owned subsidiary of Vishay Intertechnology, Inc., entered into an Asset Purchase Agreement, dated as of September 15, 2008, with KEMET Electronics Corporation (“KEC”), a wholly-owned subsidiary of KEMET Corporation, pursuant to which Vishay acquired the wet tantalum specialty capacitor line of KEMET.  The consideration for the transaction consisted of $35.2 million in cash and other consideration in the form of a three-year term loan from Vishay to KEC in the amount of $15 million.  Vishay and KEC entered into a Loan Agreement and a Security Agreement, both dated as of September 15, 2008, with respect to the term loan, which provide for interest at the rate of LIBOR plus 4% and security in the form of certain accounts receivables of KEMET.  Until maturity, the term loan is recourse only to the security except in limited circumstances.

Also in connection with the Asset Purchase Agreement, STCV and KEC entered into a Transition Services Agreement, pursuant to which KEC will provide certain manufacturing and related services on a transitional basis with respect to a portion of the purchased product line.

A copy of the press release regarding the Asset Purchase Agreement and the Loan Agreement described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.     Description

99.1	Press Release, dated September 15, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2008

                                VISHAY INTERTECHNOLOGY, INC.

                                By: /s/ Lior E. Yahalomi
                                                    Name: Dr. Lior E. Yahalomi
                                                    Title:  Chief Financial Officer